UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 6, 2005

Pinnacle Foods Group Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-118390	943303521
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6 Executive Campus, Suite 100, Cherry Hill, New Jersey		08002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(856) 969-7100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Pinnacle Foods Group Inc. announced the appointment today of William D. Toler to the newly created position of President reporting directly to C. Dean Metropoulos, Chief Executive Officer.

Mr. Toler’s responsibilities will include oversight of sales and marketing as well as transportation, warehousing and customer service.

Since March 19, 2004 Mr. Toler has been the Executive Vice President of Sales for Pinnacle Foods Group. Prior to that Mr. Toler had been leading the Aurora Foods sales efforts as a consultant since April of 2003. Mr. Toler also served as President of ICG Commerce from 2000 to 2003 and before that had been President of Campbell Sales Company since 1995.

Mr. Toler does not have any relationship or related transaction with Pinnacle that would require disclosure pursuant to Item 401(d) or Item 404(a) of Securities and Exchange Commission Regulation S-K.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pinnacle Foods Group Inc.

July 6, 2005	By:	C. Dean Metropoulos

Name: C. Dean Metropoulos
Title: Chairman and Chief Executive Officer